Exhibit 99.1

FOR IMMEDIATE RELEASE

LECG ADDS EXPERTS IN NORTH AMERICA, ASIA PACIFIC, AND EUROPE

Enters Agreement to Acquire Bates Private Capital

Emeryville, CA, August 1, 2005 – LECG (NASDAQ: XPRT), a global expert services firm, today announced 10 director-level additions to its expert talent pool, including three internal promotions. New experts include: David Babbel, Howard Chang, Terence D’Souza, Paul Frampton, Inmaculada Gutierrez, Albert Nichols, Tony Santana, William Simpson, William Weiner, and Peter Wrobel.

LECG also announced today that it has signed an agreement to acquire substantially all of the assets of Bates Private Capital Incorporated, a privately held expert services firm based in Portland, Oregon.

Dr. David Teece, chairman of LECG, commented, “LECG is delighted to see continued growth in our talent pool across diverse disciplines and regions.  We are pleased to also announce that we signed an agreement to acquire Bates Private Capital, which will expand our services offerings in securities litigation.”

Expert Hires

David Babbel, a director in Washington, DC, specializes in insurance, risk management, and finance. His experience includes developing financial strategies for banks and insurers, asset/liability management, capital market development, insurance insolvency analysis, analysis of basis risk in asset/liability management, and valuation of interest-sensitive cash flows. Prior to LECG, Dr. Babbel held positions with The World Bank, Frank Russell Company, Goldman Sachs & Co., Brazilian Capital Market Institute, and the USDA. He is a professor at the Wharton School of the University of Pennsylvania and also has taught at the University of California at Berkeley. Dr. Babbel holds a PhD and an MBA from University of Florida, and a BA from Brigham Young University and George Mason University.

Howard H. Chang, recently promoted to director in Chicago, Illinois, specializes in antitrust issues, including claims of monopolization, exclusionary practices, vertical restraints, and price fixing, as well as merger analysis. Mr. Chang has expertise in the economics of the payment card and computer software industries. His has also worked on matters involving the consumer products, pharmaceuticals, securities, and telecommunications industries. Mr. Chang received his MA in economics and a BA in economics and mathematics from Yale University.

Terence D’Souza, a director in Houston, Texas, has over 20 years of finance and management experience in banking, project finance, and corporate finance in various industries. Mr. D’Souza is a specialist in structuring debt and other financial transactions, financial risk management, as well as the restructuring and recapitalization of companies in financial distress and facing insolvency. His industry experience is predominantly in the energy sector, including oil and gas, power, and pipelines. Mr. D’Souza holds a bachelor of commerce degree from the University of Bombay, India, and he holds a professional qualification as an associate of the London Institute of Bankers.

Paul Frampton, a director in Wellington, New Zealand, has over 20 years of experience providing expert services in the financial services, healthcare, and education industries as well as in the public sector. His

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engagements have included strategy, policy development, operational improvement, financial analysis, systems selections, and implementations. Prior to LECG, Mr. Frampton was partner in charge of Deloitte Consulting in New Zealand and was finance director of a subsidiary of International Harvester in the United Kingdom. Mr. Frampton holds a BA in business studies from Middlesex University, London.

Inmaculada Gutierrez, recently promoted to director in Madrid, Spain, advises clients on a variety of competition policy issues, covering a wide range of industries, including utilities, logistics, consumer goods and retailing. Before joining LECG, she was associate director at NERA Economic Consulting, headed the merger control department of the Spanish Competition Service, and worked in the Tribunal de Defensa de la Competencia. Ms. Gutierrez received her BA in economics from the Universidad Complutense de Madrid. She is also Técnico Comercial y Economista del Estado, an elite civil servants group of the Spanish Administration, specializing in economics.

Albert L. Nichols, recently promoted to director in Cambridge, Massachusetts, specializes in antitrust issues in technology industries. In recent years, Dr. Nichols has worked on several antitrust cases in the software industry, in both the United States and Europe. He has expertise in the economics of regulation of health, safety, and the environment. Prior to joining LECG, Dr. Nichols was a vice president of NERA Economic Consulting, an associate professor of public policy at Harvard University, and director of the economic analysis division of the U.S. Environmental Protection Agency. He has a PhD in public policy and an MPP from Harvard University and a BA from Stanford University.

Tony Santana, a director in Los Angeles, California, has over 15 years of experience and specializes in the determination of damages, the investigation of alleged frauds, and building complex statistical models. Mr. Santana has worked on cases involving antitrust, breach of contract, fraud, patent infringement and lost earnings of both companies and individuals. He has industry experience in agriculture, high technology, and transportation. Previously, Mr. Santana held positions with Navigant Consulting, Inc., FTI Consulting, Inc., Simpson LLP, Coopers & Lybrand LLP, and served as a senior audit officer for California Commerce Bank. Mr. Santana holds a BS in accounting from Loyola Marymount University and is a certified public accountant.

William Simpson, a special director in Los Angeles, California, specializes in litigation and investigation services. With over 30 years of litigation consulting experience, Mr. Simpson has testified on accounting, auditing, and business issues in both federal and state courts. Prior to joining LECG, Mr. Simpson held positions at Navigant Consulting, Inc., FTI Consulting, Inc., Simpson LLP, PricewaterhouseCoopers, Ernst & Young, and Grant Thornton LLP. He was also regional chief accountant for the Securities and Exchange Commission and was an examiner with the California Department of Savings & Loans. Mr. Simpson has a JD from University of California, Los Angeles School of Law and MS and BS degrees in accounting from California State University, Northridge.

William B. Wiener III, a director in Houston, Texas, specializes in finance, restructurings, and bankruptcy with special emphasis in the energy, power, financial industries and real estate sectors. His finance expertise ranges from bank debt, to mezzanine finance, to private equity and venture capital.  He has extensive operating experience as an executive of a subsidiary of Duke Energy, as chief financial officer of NATCO Group, Inc., as chief investment officer of Duke Capital Partners, and senior credit officer of First City Bancorporation. Mr. Wiener has an MBA from the Wharton School of the University of Pennsylvania and a BSBA from Washington University in St. Louis.

Peter D. Wrobel, a director in Los Angeles, California, has more than 20 years of forensic accounting and business valuation experience. Mr. Wrobel has testified as an expert in both federal and state courts in cases involving business valuation, fraud, breach of contract, and wrongful termination. He specializes in damage determination; statistical, economic and cost analysis; and mathematical modeling and database development. Prior to joining LECG, Mr. Wrobel held positions with Navigant Consulting, Inc., FTI Consulting, Inc., Simpson LLP, PricewaterhouseCoopers LLP, and the law firm Loeb & Loeb. Mr. Wrobel holds an MBA with a concentration in accounting from the University of Southern California and MA and BA degrees in history from University of California, Los Angeles. He is a certified public accountant, a certified valuation analyst, and a certified fraud examiner.

LECG to Acquire Bates Private Capital Incorporated

LECG entered into an agreement to acquire substantially all of the assets of Bates Private Capital Incorporated.  The purchase price of $18.0 million includes $17.0 million payable in cash at closing and $1.0 million in unregistered shares of common stock of LECG Corporation.  Deferred payments of up to $13.0 million may be earned if specific revenue growth and profitability targets are met over the next six years.

“Bates Private Capital is an exciting addition to our service offerings,” said David Kaplan, president of LECG.  “Bates continues our brand extension in the securities industry, and is a high leverage model that is a good fit with our expert services culture.”

Bates Private Capital Incorporated is a retail securities litigation expert services firm.  Bates experts and professional staff are engaged in pre-litigation, litigation, arbitration and preventative consulting matters. The firm has developed a proprietary methodology, the Bates Standard Analysis that is widely recognized as the standard for analyzing damages related to retail securities brokerage accounts.  Bates Private Capital will operate as a division of LECG from its existing office in Portland, Oregon.  Prominent experts joining LECG from Bates Private Capital include John E. Bates, Rob J. Lee, Nancy S. Ranchel, Michael D. Weiner, and Jennifer L. Stout.

“Bates Private Capital is pleased to join LECG and anchor its expansion into the retail segment of the securities litigation support practice,” said Rob J. Lee, president of Bates Private Capital Incorporated. “LECG is a high quality partner that meets our clients’ exacting standards of excellence.”

The acquisition is anticipated to be effective mid- August and remains subject to customary closing conditions.  In acquiring Bates Private Capital, LECG expects to retain the services of substantially all of its more than 200 employees.  Other than the information contained in LECG’s current report on Form 8-K filed with the United States Securities and Exchange Commission today, additional details about the transaction were not released.

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About LECG

LECG, a global expert services firm, provides independent expert testimony, original authoritative studies, and strategic advisory services to clients including Fortune Global 500 corporations, major law firms, and local, state, and federal governments and agencies around the world. LECG’s highly credentialed experts and professional staff conduct economic and financial analyses to provide objective opinions and advice that help resolve complex disputes and inform legislative, judicial, regulatory, and business decision makers. LECG’s experts are renowned academics, former senior government officials, experienced industry leaders, and seasoned consultants. NASDAQ: XPRT

Contacts

Jack Burke, Chief Financial Officer, 510-985-6700

Erin Glenn, Investor Relations, 510-985-6990, investor@lecg.com